Exhibit 99.1

Purchase, New York        Telephone: 914-253-2000        www.pepsico.com

Contacts:	Investor	Media
	Jamie Caulfield	Melisa Tezanos
	Senior Vice President, Investor Relations	Senior Director, Media Bureau
	914-253-3035	914-253-2599
	jamie.caulfield@pepsico.com	melisa.tezanos@pepsico.com

PepsiCo Reports Third Quarter 2012 Results

•	Third quarter reported EPS of $1.21 and core[1] EPS of $1.20

•	Company reaffirms 2012 core constant currency[1] net revenue and core constant currency EPS guidance

•

Reflecting the impact of previously announced structural changes and negative foreign exchange translation, reported net revenue declined 5 percent, in line with expectations. Excluding these impacts, organic[1] net revenue grew 5 percent

•	Company expects to return more than $6 billion to shareholders through dividends and share repurchases in 2012

•	Company expects to deliver more than $1 billion in productivity savings in 2012 and $3 billion in savings by 2015

PURCHASE, N.Y. – October 17, 2012 – PepsiCo, Inc. (NYSE: PEP) today reported a decline in third quarter net revenue of 5 percent, reflecting a negative 5- percentage-point impact from previously announced structural changes (primarily beverage refranchisings in China and Mexico), and a negative 5-percentage-point impact from foreign exchange translation. Excluding these items, third quarter net revenue grew 5 percent on an organic basis.

Reported EPS was $1.21 and core EPS was $1.20. Management reaffirmed both its 2012 core constant currency net revenue and core constant currency EPS guidance and stated that its 2012 strategic initiatives are on track.

“PepsiCo is diligently executing the strategy we set forth at the start of the year, and we remain on track to achieve our full-year targets,” said PepsiCo Chairman and CEO Indra Nooyi. “Our disciplined pricing and sustained investment in brand building drove 5 percent organic net revenue

[1]	Please refer to the Glossary for the definitions of Non-GAAP financial measures including core, constant currency, organic and management operating cash flow.

growth reflecting 1 percent organic volume growth and 4 percent effective net pricing.

“We remain focused on our five priorities. We will continue to invest aggressively to build our brands, accelerate innovation to drive growth, focus on execution and deliver our productivity agenda while returning cash to shareholders.”

Operating and Marketplace Highlights

•	Achieved 5 percent organic net revenue growth with a good balance between volume growth and price realization.

•	Grew global snacks net revenue on a reported basis. Grew both global snacks and global beverage net revenue on an organic basis.

•

Emerging and developing market net revenue declined 13 percent, primarily due to beverage refranchisings in China and Mexico. On an organic basis, emerging and developing market net revenue grew 11 percent.

•	While reported net revenue in AMEA and Europe declined 21 percent and 6 percent, respectively, organic net revenue grew 10 percent and 7 percent, respectively.

•	PAF saw balanced revenue growth driven by volume growth and effective net price realization.

•	Substantially increased advertising and marketing expense in the quarter, supporting the company’s long-term brand building initiatives.

•

Activated our expanded partnership with the NFL across snacks and beverages with retail programming in 22 of 32 team markets and announced that Pepsi will be the official sponsor of the 2013 Super Bowl halftime show. Doritos will again drive its highly popular Crash the Super Bowl program.

Summary of Third Quarter Financial Performance

•

Organic net revenue growth was 5 percent. Reported net revenue benefited from 1 percentage point of volume growth and 4 percentage points of effective net pricing, offset by negative foreign exchange translation of 5 percentage points. Structural changes, primarily refranchisings in China and Mexico, negatively impacted reported net revenue performance by 5 percentage points.

•

Reported operating profit declined 4 percent and core operating profit declined 8 percent. Core operating profit performance reflected the impact of increased commodity costs, increased advertising and marketing expense, higher corporate unallocated expenses reflecting increased pension expense and a negative 3 percentage point impact of foreign exchange translation. Core operating profit excluded mark-to-market net gains on commodity hedges, restructuring and certain impairment charges as well as merger and integration charges.

•

Net interest expense was $181 million and included $24 million in mark-to- market gains on investments related to deferred compensation liabilities. There is a corresponding offset to these gains within selling, general and administrative expense resulting in no net benefit to earnings.

•

The company’s reported effective tax rate was 27 percent. The company’s core effective tax rate was 26.3 percent, 90 basis points above the prior year quarter due to an adjustment to international deferred taxes, partially offset by tax benefits generated from an international acquisition.

•

Reported EPS was $1.21 and core EPS was $1.20. Core EPS excludes a $0.04 per share impact of certain restructuring, impairment and integration charges and a $0.05 per share impact from mark-to-market net gains on commodity hedges. Mark-to-market gains and losses are subsequently reflected in core division results when the divisions take delivery of the underlying commodity.

•

Operating cash flow was $5.1 billion year to date. Management operating cash flow (excluding certain items) was $4.9 billion. The company has returned $4.8 billion to shareholders through dividends and share repurchases through the end of the third quarter, and expects to return more than $6 billion to shareholders for the full year 2012.

Summary Third Quarter 2012 Performance (Percent Growth)

	Reported	Core USD[a]	Core Constant Currency[a]	Organic[b]
Volume[c]
Snacks	6			3
Beverages	3			1
Net Revenue	(5)	(5)	—	5
Operating Profit[d]	(4)	(8)	(5)
EPS	(3)	(8)	(4)

Summary Third Quarter 2012 Business Segment Performance (Percent Growth)

						Core[a]
						Constant Currency[a]
	Volume[c]		Net Revenue	Operating Profit[d]	Organic Net Revenue	Net Revenue	Operating Profit	Operating Profit
PAF	6		2.5	(6)	6	7	(1)	(3)
FLNA	1		3	—	3	3	1	1
LAF	15	[e]	2	(21)	13	15	—	(10)
QFNA	2		—	(13)	1	0.5	(11)	(12)
PAB	(3)		(7)	(16)	—	(6)	(13)	(15)
Europe	-/1	[f]	(6)	(6)	7	7	3	(7)
AMEA	13/15	[f]	(21)	11	10	(17)	14	13
Total Divisions	6/3		(5)	(7)	5	—	(3)	(6)
Total PepsiCo			(5)	(4)	5	—	(5)	(8)

[a]

The above core results and core constant currency results are non-GAAP financial measures that exclude certain items affecting comparability. For more information about our core results and core constant currency results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for definitions of “Constant Currency” and “Core”.

[b]

Organic results are non-GAAP financial measures that exclude the impact of acquisitions and divestitures and foreign exchange translation. Please refer to the Glossary for additional information regarding organic results.

[c]	Volume growth measures reflect an adjustment to the base year (2011) for divestitures that occurred in 2011 and 2012, as applicable.
[d]

The reported operating profit performance was impacted by certain items excluded from our core results in both 2012 and 2011. See “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits for more information about these items. Please refer to the Glossary for the definition of “Core”.

[e]	LAF volume included 11 percentage points of benefit related to acquisitions.
[f]	Snacks/Beverages. AMEA beverage volume includes 7 points of benefit related to co-branded juice drinks in China.

All comparisons are on a core year-over-year basis unless otherwise noted.

Division Operating Summaries

PepsiCo Americas Foods (PAF)

Organic net revenue grew 6 percent in the quarter, and reported net revenue grew 2.5 percent. Net revenue growth was driven by effective net pricing supported by contributions from innovation and increased media support. Core constant currency operating profit declined 1 percent, reflecting higher commodity costs and increased advertising and marketing investments across all PAF divisions, partially offset by productivity initiatives.

Frito-Lay North America (FLNA)

Organic net revenue increased 3 percent driven by a 1 percent increase in volume coupled with 2 percent effective net pricing. Volume was negatively impacted in the quarter by a calendar shift related to the Labor Day holiday. Net revenue growth was driven by the C-store, club, dollar and foodservice channels. Reported net revenue grew 3 percent.

Operating profit growth of 1 percent in the quarter reflected higher commodity costs and a significant increase in advertising and marketing investments offset by effective net pricing and productivity initiatives.

Latin America Foods (LAF)

On an organic basis, LAF net revenue grew 13 percent. Net revenue growth reflected 4 percentage points of organic volume growth and 9 percentage points of effective net pricing. Reported net revenue grew 2 percent, reflecting a 2-percentage-point benefit from acquisitions and divestitures, offset by a 13-percentage-point unfavorable foreign exchange translation impact.

Core constant currency operating profit was even with the prior year quarter reflecting increased advertising and marketing expense and commodity cost inflation.

Quaker Foods North America (QFNA)

Organic net revenue grew modestly. Reported net revenue performance was even with the prior year quarter, reflecting 2 percentage points of volume growth offset by lower pricing and mix.

Core constant currency operating profit in the quarter declined 11 percent driven principally by higher commodity costs and increased advertising and marketing expense.

PepsiCo Americas Beverages (PAB)

On an organic basis, net revenue was even with the prior year quarter. Effective net pricing increased by 3 percentage points and bottler case volume declined 3 percent. Volume was negatively impacted by 1 percentage point in the quarter due to a calendar shift related to the Labor Day holiday. Positive volume and pricing trends continued within the convenience and gas channel. Reported net revenue declined 7 percent, primarily reflecting a negative 6-percentage-point impact of the refranchising of the division’s Mexican beverage business in the fourth quarter of 2011 and a negative 1-percentage-point impact from foreign exchange translation.

Operating profit declined in the quarter primarily reflecting increased commodity costs and higher advertising and marketing expense, partially offset by favorable effective net pricing and savings resulting from productivity initiatives. The refranchising of the division’s Mexican beverage business negatively impacted operating profit performance by more than 2 percentage points.

Europe

On an organic basis, net revenue grew 7 percent with a focus on product mix management to drive margin accretion and healthy growth in Russia partially offset by softer trends in Western Europe. Reported net revenue declined 6 percent, reflecting 6 percentage points of effective net pricing which was more than offset by an unfavorable foreign exchange translation impact of 12 percentage points.

Core constant currency operating profit grew 3 percent in the quarter with significantly higher marketing investments and commodity cost inflation offset by productivity savings. Operating profit performance was negatively impacted by 4 percentage points due to an impairment charge associated with operations in Greece. Operating profit performance was positively impacted by 8 percentage points attributable to net favorable adjustments of certain operating items and favorable comparisons related to timing of concentrate shipments in connection with our global SAP implementation in the third quarter of 2011.

Asia, Middle East & Africa (AMEA)

On an organic basis, net revenue grew 10 percent, led by double-digit organic volume growth in snacks and high-single-digit organic volume growth in beverages. Reported net revenue declined 21 percent reflecting a 27-percentage-point negative impact from structural changes, principally the refranchising of bottling operations in China, and a negative 4-percentage-point impact from foreign exchange translation.

Core constant currency operating profit grew 14 percent, driven by volume growth and effective net pricing partially offset by higher commodity costs. The impact of acquisitions and divestitures reduced operating profit by 5 percent while a favorable comparison related to timing of concentrate shipments in connection with our global SAP implementation in the third quarter of 2011 increased operating profit by 7 percent.

Restructuring

As previously announced, the company has committed to a multi-year productivity program. The company incurred pre-tax, non-core restructuring charges of $83 million in the third quarter of 2012 and has incurred $193 million year to date. The company anticipates additional charges of approximately $205 million in the balance of 2012 and $129 million from 2013 through 2015. Charges under this program resulted in cash expenditures of $103 million in the third quarter of 2012 and $243 million year to date. The company anticipates additional cash expenditures of approximately $175 million in the remainder of 2012, with the balance of approximately $287 million of related cash expenditures expected in 2013 through 2015.

2012 Guidance and Outlook

Consistent with its previous guidance for 2012, the company expects a decline in core constant currency EPS of approximately 5 percent from its fiscal 2011 core EPS of $4.40. Based on the current foreign exchange market consensus, foreign exchange translation would have an unfavorable impact of approximately three percentage points on the company’s full year core EPS performance in 2012. Consistent with its previous guidance, the company expects core constant currency net revenue growth of low-single-digits reflecting the impact of structural changes, principally refranchisings, which are expected to reduce core constant currency net revenue growth by approximately three percentage points for the full year. Excluding these structural changes, core constant currency net revenue is expected to grow mid-single-digits, consistent with the company’s prior guidance.

The company is targeting approximately $8 billion in cash flow from operating activities and more than $6 billion in management operating cash flow (excluding certain items) in 2012, which includes the favorable impact of an expected 10 percent reduction in capital spending and improved working capital efficiency. The company also made a pre-tax discretionary pension and retiree medical contribution of $1 billion in the first quarter of 2012.

Reflecting its commitment to return capital to shareholders, the company anticipates more than $3 billion in share repurchases for 2012, and expects to pay $3.3 billion in dividends.

Conference Call

At 8 a.m. (Eastern Time) today, the company will host a conference call with investors to discuss third-quarter results and the outlook for 2012. Further details, including a slide presentation accompanying the call, will be accessible on the company’s website at www.pepsico.com/investors in advance of the call.

PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Statement of Income

(in millions except per share amounts, unaudited)

	12 Weeks Ended			36 Weeks Ended
	9/8/2012	9/3/2011	Change	9/8/2012	9/3/2011	Change

Net Revenue	$16,652	$17,582	(5)%	$45,538	$46,346	(2)%

Cost of sales	7,833	8,452	(7)%	21,637	21,862	(1)%
Selling, general and administrative expenses	5,992	6,186	(3)%	16,920	16,995	—%
Amortization of intangible assets	27	38	(29)%	82	103	(21)%

Operating Profit	2,800	2,906	(4)%	6,899	7,386	(7)%

Interest expense	(204)	(205)	—%	(611)	(584)	5%
Interest income and other	23	(4)	n/m	47	33	42%

Income before income taxes	2,619	2,697	(3)%	6,335	6,835	(7)%

Provision for income taxes	706	686	3%	1,788	1,775	1%

Net income	1,913	2,011	(5)%	4,547	5,060	(10)%

Less: Net income attributable to noncontrolling interests	11	11	8%	30	32	(6)%

Net Income Attributable to PepsiCo	$1,902	$2,000	(5)%	$4,517	$5,028	(10)%

Diluted
Net Income Attributable to PepsiCo per Common Share	$1.21	$1.25	(3)%	$2.86	$3.14	(9)%
Average Shares Outstanding	1,575	1,599		1,580	1,603

Cash dividends declared per common share	$0.5375	$0.515		$1.59	$1.51

n/m = not meaningful

A – 1

PepsiCo, Inc. and Subsidiaries

Supplemental Financial Information

(in millions, unaudited)

	12 Weeks Ended			36 Weeks Ended
	9/8/2012	9/3/2011	Change	9/8/2012	9/3/2011	Change
Net Revenue

Frito-Lay North America	$3,269	$3,173	3%	$9,472	$9,167	3%
Quaker Foods North America	615	614	—%	1,821	1,837	(1)%
Latin America Foods	1,883	1,841	2%	5,066	4,757	7%

PepsiCo Americas Foods	5,767	5,628	2.5%	16,359	15,761	4%

PepsiCo Americas Beverages	5,530	5,947	(7)%	15,330	16,107	(5)%

Europe	3,691	3,909	(6)%	9,153	9,329	(2)%

Asia, Middle East & Africa	1,664	2,098	(21)%	4,696	5,149	(9)%

Total Net Revenue	$16,652	$17,582	(5)%	$45,538	$46,346	(2)%

Operating Profit

Frito-Lay North America	$917	$918	—%	$2,532	$2,545	(0.5)%
Quaker Foods North America	154	177	(13)%	495	558	(11)%
Latin America Foods	219	275	(21)%	673	720	(7)%

PepsiCo Americas Foods	1,290	1,370	(6)%	3,700	3,823	(3)%

PepsiCo Americas Beverages	837	992	(16)%	2,202	2,533	(13)%

Europe	483	514	(6)%	1,017	984	3%

Asia, Middle East & Africa	317	285	11%	630	730	(14)%

Division Operating Profit	2,927	3,161	(7)%	7,549	8,070	(6)%

Corporate Unallocated
Net Impact of Mark-to-Market on Commodity Hedges	121	(53)	n/m	126	(31)	n/m
Merger and Integration Charges	2	(10)	n/m	—	(64)	n/m
Restructuring and Impairment Charges	(7)	—	n/m	(8)	—	n/m
Other	(243)	(192)	27%	(768)	(589)	30%

	(127)	(255)	(50)%	(650)	(684)	(5)%

Total Operating Profit	$2,800	$2,906	(4)%	$6,899	$7,386	(7)%

n/m = not meaningful

A – 2

PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

(in millions, unaudited)

	36 Weeks Ended
	9/8/2012	9/3/2011
Operating Activities
Net income	$4,547	$5,060
Depreciation and amortization	1,837	1,877
Stock-based compensation expense	193	222
Restructuring and impairment charges	193	—
Cash payments for restructuring charges	(243)	(1)
Merger and integration charges	7	174
Cash payments for merger and integration charges	(57)	(293)
Restructuring and other charges related to the transaction with Tingyi (Cayman Islands) Holding Corp. (Tingyi)	163	—
Cash payments for restructuring and other charges related to the transaction with Tingyi	(98)	—
Excess tax benefits from share-based payment arrangements	(89)	(56)
Pension and retiree medical plan contributions	(1,253)	(185)
Pension and retiree medical plan expenses	414	389
Deferred income taxes and other tax charges and credits	283	132
Change in accounts and notes receivable	(1,300)	(1,643)
Change in inventories	(234)	(466)
Change in prepaid expenses and other current assets	(83)	(54)
Change in accounts payable and other current liabilities	281	142
Change in income taxes payable	736	936
Other, net	(179)	(400)

Net Cash Provided by Operating Activities	5,118	5,834

Investing Activities
Capital spending	(1,409)	(1,962)
Sales of property, plant and equipment	58	46
Acquisition of Wimm-Bill Dann Foods OJSC (WBD), net of cash and cash equivalents acquired	—	(2,428)
Investment in WBD	—	(164)
Cash payments related to the transaction with Tingyi	(298)	—
Other acquisitions and investments in noncontrolled affiliates	(76)	(160)
Divestitures	7	10
Short-term investments, net	(21)	(34)
Other investing, net	11	(3)

Net Cash Used for Investing Activities	(1,728)	(4,695)

Financing Activities
Proceeds from issuances of long-term debt	5,207	3,000
Payments of long-term debt	(1,357)	(1,596)
Debt repurchase	—	(771)
Short-term borrowings, net	(2,194)	56
Cash dividends paid	(2,470)	(2,349)
Share repurchases – common	(2,328)	(1,929)
Share repurchases – preferred	(5)	(5)
Proceeds from exercises of stock options	927	724
Excess tax benefits from share-based payment arrangements	89	56
Acquisition of noncontrolling interests	(15)	(1,327)
Other financing	(18)	(2)

Net Cash Used for Financing Activities	(2,164)	(4,143)

Effect of exchange rate changes on cash and cash equivalents	16	144
Net Increase/(Decrease) in Cash and Cash Equivalents	1,242	(2,860)
Cash and Cash Equivalents – Beginning of Year	4,067	5,943

Cash and Cash Equivalents – End of Period	$5,309	$3,083

A – 3

PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

(in millions except per share amounts)

	9/8/2012	12/31/2011
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$5,309	$4,067
Short-term investments	402	358
Accounts and notes receivable, net	7,998	6,912
Inventories
Raw materials	1,930	1,883
Work-in-process	253	207
Finished goods	1,722	1,737

	3,905	3,827

Prepaid expenses and other current assets	1,656	2,277

Total Current Assets	19,270	17,441

Property, plant and equipment, net	18,530	19,698
Amortizable intangible assets, net	1,799	1,888

Goodwill	16,701	16,800
Other nonamortizable intangible assets	14,511	14,557

Nonamortizable Intangible Assets	31,212	31,357

Investments in noncontrolled affiliates	1,585	1,477
Other assets	1,621	1,021

Total Assets	$74,017	$72,882

Liabilities and Equity
Current Liabilities
Short-term obligations	$4,211	$6,205
Accounts payable and other current liabilities	11,722	11,757
Income taxes payable	287	192

Total Current Liabilities	16,220	18,154

Long-term debt obligations	23,732	20,568
Other liabilities	7,551	8,266
Deferred income taxes	4,930	4,995

Total Liabilities	52,433	51,983

Commitments and Contingencies

Preferred stock, no par value	41	41
Repurchased preferred stock	(162)	(157)

PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares, issued 1,865 shares)	31	31
Capital in excess of par value	4,179	4,461
Retained earnings	42,332	40,316
Accumulated other comprehensive loss	(6,086)	(6,229)
Repurchased common stock, at cost (314 and 301 shares, respectively)	(18,896)	(17,875)

Total PepsiCo Common Shareholders’ Equity	21,560	20,704

Noncontrolling interests	145	311

Total Equity	21,584	20,899

Total Liabilities and Equity	$74,017	$72,882

A – 4

PepsiCo, Inc. and Subsidiaries

Supplemental Share and Stock-Based Compensation Data

(in millions except dollar amounts, unaudited)

	12 Weeks Ended		36 Weeks Ended
	9/8/2012	9/3/2011	9/8/2012	9/3/2011
Beginning Net Shares Outstanding	1,559	1,585	1,565	1,582
Options Exercised/Restricted Stock Units Converted	9	2	22	17
Shares Repurchased	(16)	(19)	(35)	(31)

Ending Net Shares Outstanding	1,552	1,568	1,552	1,568

Weighted Average Basic	1,556	1,578	1,562	1,581
Dilutive Securities:
Options	12	14	12	15
Restricted Stock Units	6	6	5	6
ESOP Convertible Preferred Stock/Other	1	1	1	1

Weighted Average Diluted	1,575	1,599	1,580	1,603

Average Share Price for the Period	$71.26	$66.17	$67.64	$66.29
Growth Versus Prior Year	8%	3%	2%	4%

Options Outstanding	73	96	80	100
Options in the Money	72	74	66	79
Dilutive Shares from Options	12	14	12	15
Dilutive Shares from Options as a % of Options in the Money	16%	20%	17%	19%

Average Exercise Price of Options in the Money	$58.37	$52.03	$55.28	$52.11

Restricted Stock Units Outstanding	12	12	11	13
Dilutive Shares from Restricted Stock Units	6	6	5	6

Average Intrinsic Value of Restricted Stock Units Outstanding*	$65.51	$62.97	$65.33	$62.91

*	Weighted average intrinsic value at grant date

A – 5

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information

(in millions except per share amounts, unaudited)

Operating Profit Growth Reconciliation

12 Weeks Ended
9/8/2012
Reported Total Operating Profit Growth	(4)%
Impact of Corporate Unallocated	(4)

Division Operating Profit Growth	(7)%*

*	Does not sum due to rounding.

Operating Profit Growth Reconciliation

	12 Weeks Ended
	9/8/2012	9/3/2011	Growth
Reported Total Operating Profit	$2,800	$2,906	(4)%
Mark-to-Market Net (Gains)/Losses	(121)	53
Merger and Integration Charges	2	45
Inventory Fair Value Adjustments	—	3
Restructuring and Impairment Charges	83	—

Core Total Operating Profit	$2,764	$3,007	(8)%

Impact of Foreign Currency Translation			3

Core Constant Currency Operating Profit Growth			(5)%

Diluted EPS Reconciliation

	12 Weeks Ended
	9/8/2012	9/3/2011		Growth
Reported Diluted EPS	$1.21	$1.25		(3)%
Mark-to-Market Net (Gains)/Losses	(0.05)	0.02
Merger and Integration Charges	—	0.03
Restructuring and Impairment Charges	0.04	—

Core Diluted EPS	$1.20	$1.31	*	(8)%

Impact of Foreign Currency Translation				4

Core Constant Currency Diluted EPS				(4)%

*	Does not sum due to rounding.

Year Ended
12/31/2011
Reported Diluted EPS	$4.03
53rd Week	(0.04)
Mark-to-Market Net Losses	0.04
Merger and Integration Charges	0.17
Restructuring and Impairment Charges	0.18
Inventory Fair Value Adjustments	0.02

Core Diluted EPS	$4.40

Net Cash Provided by Operating Activities Reconciliation

36 Weeks Ended
9/8/2012
Net Cash Provided by Operating Activities	$5,118
Capital Spending	(1,409)
Sales of Property, Plant and Equipment	58

Management Operating Cash Flow	3,767
Discretionary Pension and Retiree Medical Contributions (after-tax)	770
Payments Related to Restructuring Charges (after-tax)	203
Merger and Integration Payments (after-tax)	44
Capital Investments Related to the PBG/PAS Integration	8
Capital Investments Related to the Productivity Plan	12
Payments for Restructuring and Other Charges Related to the Transaction with Tingyi	98

Management Operating Cash Flow excluding above Items	$4,902

Net Cash Provided by Operating Activities Reconciliation (in billions)

2012 Guidance
Net Cash Provided by Operating Activities	$	~8
Net Capital Spending		~(3)

Management Operating Cash Flow		~5
Certain Other Items*		~1

Management Operating Cash Flow excluding Certain Other Items	$	~6

*	Certain other items include discretionary pension and retiree medical contributions, payments related to restructuring charges, payments for restructuring and other charges related to the transaction with Tingyi, merger and integration payments, capital investments related to the Productivity Plan and capital investments related to the PBG/PAS integration.

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PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

(unaudited)

Global Beverages Net Revenue Growth Reconciliation

	12 Weeks Ended
	9/8/2012
Reported Global Beverages Net Revenue Growth	(10)%
Impact of Acquisitions and Divestitures	10
Impact of Foreign Currency Translation	4

Organic Global Beverages Net Revenue Growth	3	%*

*	Does not sum due to rounding.

Global Snacks Net Revenue Growth Reconciliation

12 Weeks Ended
9/8/2012
Reported Global Snacks Net Revenue Growth	1%
Impact of Foreign Currency Translation	6

Organic Global Snacks Net Revenue Growth	7%

Emerging and Developing Market Net Revenue Growth Reconciliation

12 Weeks Ended
9/8/2012
Total Reported Emerging and Developing Market Net Revenue Growth	(13)%
Impact of Acquisitions and Divestitures	14
Impact of Foreign Currency Translation	10

Emerging and Developing Markets Organic Net Revenue Growth	11%

A – 7

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Certain Line Items

12 Weeks Ended September 8, 2012 and September 3, 2011

(in millions except per share amounts, unaudited)

	GAAP Measure	Non-Core Adjustments			Non-GAAP Measure
	Reported	Commodity mark-to-market net gains	Restructuring and impairment charges	Merger and integration charges	Core*
	12 Weeks Ended 9/8/12				12 Weeks Ended 9/8/12

Cost of sales	$7,833	$75	$—	$—	$7,908

Selling, general and administrative expenses	$5,992	$46	$(83)	$(2)	$5,953

Operating profit	$2,800	$(121)	$83	$2	$2,764

Provision for income taxes	$706	$(51)	$24	$—	$679

Net income attributable to PepsiCo	$1,902	$(70)	$59	$2	$1,893

Net income attributable to PepsiCo per common share - diluted	$1.21	$(0.05)	$0.04	$—	$1.20

Effective tax rate	26.9%				26.3%

	GAAP Measure	Non-Core Adjustments			Non-GAAP Measure
	Reported	Commodity mark-to-market net losses	Merger and integration charges	Inventory fair value adjustments	Core*
	12 Weeks Ended 9/3/11				12 Weeks Ended 9/3/11

Cost of sales	$8,452	$—	$—	$(3)	$8,449

Selling, general and administrative expenses	$6,186	$(53)	$(45)	$—	$6,088

Operating profit	$2,906	$53	$45	$3	$3,007

Interest expense	$(205)	$—	$16	$—	$(189)

Provision for income taxes	$686	$19	$8	$1	$714

Net income attributable to PepsiCo	$2,000	$34	$53	$2	$2,089

Net income attributable to PepsiCo per common share - diluted	$1.25	$0.02	$0.03	$—	$1.31 **

Effective tax rate	25.4%				25.4%

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-18 through A-20 for a discussion of each of these non-core adjustments.
**	Does not sum due to rounding.

A – 8

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Certain Line Items

36 Weeks Ended September 8, 2012 and September 3, 2011

(in millions except per share amounts, unaudited)

	GAAP Measure	Non-Core Adjustments				Non-GAAP Measure
	Reported	Commodity mark-to-market net gains	Restructuring and impairment charges	Merger and integration charges	Restructuring and other charges related to the transaction with Tingyi	Core*
	36 Weeks Ended 9/8/12					36 Weeks Ended 9/8/12

Cost of sales	$21,637	$68	$—	$—	$—	$21,705

Selling, general and administrative expenses	$16,920	$58	$(193)	$(7)	$(137)	$16,641

Operating profit	$6,899	$(126)	$193	$7	$137	$7,110

Provision for income taxes	$1,788	$(51)	$54	$1	$(26)	$1,766

Net income attributable to PepsiCo	$4,517	$(75)	$139	$6	$163	$4,750

Net income attributable to PepsiCo per common share - diluted	$2.86	$(0.05)	$0.09	$—	$0.10	$3.01	**

Effective tax rate	28.2%					27.0%

	GAAP Measure	Non-Core Adjustments			Non-GAAP Measure
	Reported	Commodity mark-to-market net losses	Merger and integration charges	Inventory fair value adjustments	Core*
	36 Weeks Ended 9/3/11				36 Weeks Ended 9/3/11

Cost of sales	$21,862	$—	$—	$(41)	$21,821

Selling, general and administrative expenses	$16,995	$(31)	$(158)	$—	$16,806

Operating profit	$7,386	$31	$158	$41	$7,616

Interest expense	$(584)	$—	$16	$—	$(568)

Provision for income taxes	$1,775	$11	$27	$10	$1,823

Noncontrolling interests	$32	$—	$—	$6	$38

Net income attributable to PepsiCo	$5,028	$20	$147	$25	$5,220

Net income attributable to PepsiCo per common share - diluted	$3.14	$0.01	$0.09	$0.02	$3.26

Effective tax rate	26.0%				25.8%

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-18 through A-20 for a discussion of each of these non-core adjustments.
**	Does not sum due to rounding.

A – 9

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Operating Profit by Division

12 Weeks Ended September 8, 2012 and September 3, 2011

(in millions, unaudited)

	GAAP Measure	Non-Core Adjustments			Non-GAAP Measure
	Reported	Commodity mark-to-market net gains	Restructuring and impairment charges	Merger and integration charges	Core*
Operating Profit	12 Weeks Ended 9/8/12				12 Weeks Ended 9/8/12

Frito-Lay North America	$917	$—	$8	$—	$925
Quaker Foods North America	154	—	1	—	155
Latin America Foods	219	—	29	—	248

PepsiCo Americas Foods	1,290	—	38	—	1,328

PepsiCo Americas Beverages	837	—	33	—	870

Europe	483	—	(1)	4	486

Asia, Middle East & Africa	317	—	6	—	323

Division Operating Profit	2,927	—	76	4	3,007

Corporate Unallocated	(127)	(121)	7	(2)	(243)

Total Operating Profit	$2,800	$(121)	$83	$2	$2,764

	GAAP Measure	Non-Core Adjustments			Non-GAAP Measure
	Reported	Commodity mark-to-market net losses	Merger and integration charges	Inventory fair value adjustments	Core*
Operating Profit	12 Weeks Ended 9/3/11				12 Weeks Ended 9/3/11

Frito-Lay North America	$918	$—	$—	$—	$918
Quaker Foods North America	177	—	—	—	177
Latin America Foods	275	—	—	—	275

PepsiCo Americas Foods	1,370	—	—	—	1,370

PepsiCo Americas Beverages	992	—	24	3	1,019

Europe	514	—	11	—	525

Asia, Middle East & Africa	285	—	—	—	285

Division Operating Profit	3,161	—	35	3	3,199

Corporate Unallocated	(255)	53	10	—	(192)

Total Operating Profit	$2,906	$53	$45	$3	$3,007

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-18 through A-20 for a discussion of each of these non-core adjustments.

A – 10

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Operating Profit by Division

36 Weeks Ended September 8, 2012 and September 3, 2011

(in millions, unaudited)

	GAAP Measure	Non-Core Adjustments				Non-GAAP Measure
	Reported	Commodity mark-to-market net gains	Restructuring and impairment charges	Merger and integration charges	Restructuring and other charges related to the transaction with Tingyi	Core*
Operating Profit	36 Weeks Ended 9/8/12					36 Weeks Ended 9/8/12

Frito-Lay North America	$2,532	$—	$40	$—	$—	$2,572
Quaker Foods North America	495	—	7	—	—	502
Latin America Foods	673	—	41	—	—	714

PepsiCo Americas Foods	3,700	—	88	—	—	3,788

PepsiCo Americas Beverages	2,202	—	76	—	—	2,278

Europe	1,017	—	(2)	7	—	1,022

Asia, Middle East & Africa	630	—	23	—	137	790

Division Operating Profit	7,549	—	185	7	137	7,878

Corporate Unallocated	(650)	(126)	8	—	—	(768)

Total Operating Profit	$6,899	$(126)	$193	$7	$137	$7,110

	GAAP Measure	Non-Core Adjustments			Non-GAAP Measure
	Reported	Commodity mark-to-market net losses	Merger and integration charges	Inventory fair value adjustments	Core*
Operating Profit	36 Weeks Ended 9/3/11				36 Weeks Ended 9/3/11

Frito-Lay North America	$2,545	$—	$—	$—	$2,545
Quaker Foods North America	558	—	—	—	558
Latin America Foods	720	—	—	—	720

PepsiCo Americas Foods	3,823	—	—	—	3,823

PepsiCo Americas Beverages	2,533	—	77	16	2,626

Europe	984	—	17	25	1,026

Asia, Middle East & Africa	730	—	—	—	730

Division Operating Profit	8,070	—	94	41	8,205

Corporate Unallocated	(684)	31	64	—	(589)

Total Operating Profit	$7,386	$31	$158	$41	$7,616

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-18 through A-20 for a discussion of each of these non-core adjustments.

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PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Core Growth and Core Constant Currency Growth*

(unaudited)

	12 Weeks Ended
	9/8/2012
	Net Revenue	Operating Profit
Frito-Lay North America
Reported Growth	3%	—%
Merger and Integration Charges	—	—
Restructuring and Impairment Charges	—	1

Core Growth	3	1
Impact of Foreign Currency Translation	—	—

Core Constant Currency Growth	3%	1%

Quaker Foods North America
Reported Growth	—%	(13)%
Merger and Integration Charges	—	—
Restructuring and Impairment Charges	—	1

Core Growth	—	(12)
Impact of Foreign Currency Translation	—	—

Core Constant Currency Growth	0.5%	(11)%

Latin America Foods
Reported Growth	2%	(21)%
Merger and Integration Charges	—	—
Restructuring and Impairment Charges	—	10

Core Growth	2	(10)
Impact of Foreign Currency Translation	13	11

Core Constant Currency Growth	15%	—%

PepsiCo Americas Foods
Reported Growth	2.5%	(6)%
Merger and Integration Charges	—	—
Restructuring and Impairment Charges	—	3

Core Growth	2.5	(3)
Impact of Foreign Currency Translation	4	2

Core Constant Currency Growth	7%	(1)%

PepsiCo Americas Beverages
Reported Growth	(7)%	(16)%
Merger and Integration Charges	—	(2)
Restructuring and Impairment Charges	—	3

Core Growth	(7)	(15)
Impact of Foreign Currency Translation	1	1

Core Constant Currency Growth	(6)%	(13)%

*	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-18 through A-20 for a discussion of each of these non-core adjustments.

Note – certain amounts above may not sum due to rounding.

A – 12

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Core Growth and Core Constant Currency Growth*

(unaudited)

	12 Weeks Ended
	9/8/2012
	Net Revenue	Operating Profit
Europe
Reported Growth	(6)%	(6)%
Merger and Integration Charges	—	(2)
Restructuring and Impairment Charges	—	—

Core Growth	(6)	(7)
Impact of Foreign Currency Translation	12	11

Core Constant Currency Growth	7%	3%

Asia, Middle East & Africa
Reported Growth	(21)%	11%
Merger and Integration Charges	—	—
Restructuring and Impairment Charges	—	2

Core Growth	(21)	13
Impact of Foreign Currency Translation	4	1

Core Constant Currency Growth	(17)%	14%

Total Divisions
Division Growth	(5)%	(7)%
Merger and Integration Charges	—	(1)
Restructuring and Impairment Charges	—	2.5

Core Growth	(5)	(6)
Impact of Foreign Currency Translation	5	3

Core Constant Currency Growth	—%	(3)%

*	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-18 through A-20 for a discussion of each of these non-core adjustments.

Note – certain amounts above may not sum due to rounding.

A – 13

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Organic Growth*

(unaudited)

12 Weeks Ended
9/8/2012
Net Revenue
Frito-Lay North America
Reported Growth	3%
Impact of Acquisitions and Divestitures	—
Impact of Foreign Currency Translation	—

Organic Growth	3%

Quaker Foods North America
Reported Growth	—%
Impact of Acquisitions and Divestitures	—
Impact of Foreign Currency Translation	—

Organic Growth	1%

Latin America Foods
Reported Growth	2%
Impact of Acquisitions and Divestitures	(2)
Impact of Foreign Currency Translation	13

Organic Growth	13%

PepsiCo Americas Foods
Reported Growth	2.5%
Impact of Acquisitions and Divestitures	(1)
Impact of Foreign Currency Translation	4

Organic Growth	6%

PepsiCo Americas Beverages
Reported Growth	(7)%
Impact of Acquisitions and Divestitures	6
Impact of Foreign Currency Translation	1

Organic Growth	—%

Europe
Reported Growth	(6)%
Impact of Acquisitions and Divestitures	—
Impact of Foreign Currency Translation	12

Organic Growth	7%

Asia, Middle East & Africa
Reported Growth	(21)%
Impact of Acquisitions and Divestitures	27
Impact of Foreign Currency Translation	4

Organic Growth	10%

Total Divisions
Reported Growth	(5)%
Impact of Acquisitions and Divestitures	5
Impact of Foreign Currency Translation	5

Organic Growth	5%

*	Organic Results are financial measures that are not in accordance with GAAP and exclude the impact of acquisitions and divestitures and foreign exchange.

Note – certain amounts above may not sum due to rounding.

A – 14

Cautionary Statement

Statements in this communication that are “forward-looking statements,” including our 2012 guidance, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “believe,” “expect,” “intend,” “estimate,” “project,” “anticipate,” “will” or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences and tastes or otherwise; PepsiCo’s ability to compete effectively; unfavorable economic conditions in the countries in which PepsiCo operates; damage to PepsiCo’s reputation; PepsiCo’s ability to grow its business in developing and emerging markets or unstable political conditions, civil unrest or other developments and risks in the countries where PepsiCo operates; trade consolidation or the loss of any key customer; changes in the legal and regulatory environment; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business transformation initiative or outsource certain functions effectively; fluctuations in foreign exchange rates; increased costs, disruption of supply or shortages of raw materials and other supplies; disruption of PepsiCo’s supply chain; climate change, or legal, regulatory or market measures to address climate change; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; failure to successfully renew collective bargaining agreements or strikes or work stoppages; failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations; failure to successfully implement PepsiCo’s global operating model; failure to realize anticipated benefits from our productivity plan; any downgrade of our credit ratings; and any infringement of or challenge to PepsiCo’s intellectual property rights.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Miscellaneous Disclosures

In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found in the attached exhibits, as well as on the company’s website at www.pepsico.com in the “Investors” section under “Investor Presentations.” Our non-GAAP measures exclude from reported results those items that management believes are not indicative of our ongoing performance and how management evaluates our operating results and trends.

A – 15

Glossary

Acquisitions and divestitures: All mergers and acquisitions activity, including the impact of acquisitions, divestitures and changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.

Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our bottlers.

Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. In 2012, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, restructuring and impairment charges, merger and integration charges in connection with our acquisition of WBD and restructuring and other charges related to the transaction with Tingyi. In 2011, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, as well as merger and integration charges and certain inventory fair value adjustments in connection with our acquisitions of The Pepsi Bottling Group, Inc. (PBG), PepsiAmericas, Inc. (PAS) and WBD. In addition, full-year 2011 core results exclude an extra week of results and restructuring and impairment charges. See above for reconciliations of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP. See “Reconciliation of GAAP and Non-GAAP Information” below for additional information.

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates.

Division operating profit: The aggregation of the operating profit for each of our reportable segments, which excludes the impact of corporate unallocated expenses.

Effective net pricing: The combined impact of mix and price.

Management operating cash flow: Net cash provided by operating activities less capital spending plus sales of property, plant and equipment. See above for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow).

Management operating cash flow, excluding certain items: Management operating cash flow, excluding: (1) discretionary pension and post-retirement contributions, (2) restructuring payments, (3) merger and integration payments in connection with the PBG, PAS and WBD acquisitions, (4) capital investments related to the bottling integration, (5) capital investments related to the productivity plan, (6) payments for restructuring and other charges related to the transaction with Tingyi and (7) the tax impacts associated with each of these items, as applicable. This

A – 16

non-GAAP financial measure is our primary measure used to monitor cash flow performance. See above for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow). See “Reconciliation of GAAP and Non-GAAP Information” below for additional information.

Mark-to-market gain or loss or net impact: Change in market value for commodity contracts that we purchase to mitigate the volatility in costs of energy and raw materials that we consume. The market value is determined based on average prices on national exchanges and recently reported transactions in the marketplace.

Net pricing: The combined impact of list price changes, weight changes per package, discounts and allowances.

Net capital spending: Capital spending less cash proceeds from sales of property, plant and equipment.

Organic: A measure that excludes the impact of acquisitions and divestitures and, beginning with the second quarter 2012 results, foreign exchange translation. In excluding the impact of foreign exchange translation, we assume constant foreign exchange rates used for translation based on the rates in effect for the comparable prior-year period. See the definition of “constant currency” above for additional information.

Pricing: The impact of list price changes and weight changes per package.

A – 17

Reconciliation of GAAP and Non-GAAP Information (unaudited)

Core results, core constant currency results, organic results and division operating profit are non-GAAP financial measures as they exclude certain items noted below. However, we believe investors should consider these measures as they are more indicative of our ongoing performance and with how management evaluates our operational results and trends.

53rd week impact

In 2011, we had an additional week of results (53rd week). Our fiscal year ends on the last Saturday of each December, resulting in an additional week of results every five or six years. The 53rd week increased net revenue by $623 million and operating profit by $109 million in the quarter and year ended December 31, 2011.

Commodity mark-to-market net impact

In the 12 and 36 weeks ended September 8, 2012, we recognized $121 million and $126 million, respectively, of mark-to-market net gains on commodity hedges in corporate unallocated expenses. In the 12 and 36 weeks ended September 3, 2011, we recognized $53 million and $31 million, respectively, of mark-to-market net losses on commodity hedges in corporate unallocated expenses. In the year ended December 31, 2011, we recognized $102 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. We centrally manage commodity derivatives on behalf of our divisions. Certain of these commodity derivatives do not qualify for hedge accounting treatment and are marked to market with the resulting gains and losses recognized in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions take delivery of the underlying commodity.

Restructuring and impairment charges

In the 12 weeks ended September 8, 2012, we incurred restructuring and impairment charges of $83 million in conjunction with our multi-year productivity plan (Productivity Plan), including $8 million recorded in the FLNA segment, $1 million recorded in the QFNA segment, $29 million recorded in the LAF segment, $33 million recorded in the PAB segment, $6 million recorded in the AMEA segment, $7 million recorded in corporate unallocated expenses and income of $1 million recorded in the Europe segment representing adjustments of previously recorded amounts. In the 36 weeks ended September 8, 2012 we incurred restructuring and impairment charges of $193 million in conjunction with our Productivity Plan, including $40 million recorded in the FLNA segment, $7 million recorded in the QFNA segment, $41 million recorded in the LAF segment, $76 million recorded in the PAB segment, $23 million recorded in the AMEA segment, $8 million recorded in corporate unallocated expenses and income of $2 million recorded in the Europe segment representing adjustments of previously recorded amounts. In the year ended December 31, 2011, we incurred charges of $383 million in conjunction with our Productivity Plan, including $76 million recorded in the FLNA segment, $18 million recorded in the QFNA segment, $48 million recorded in the LAF segment, $81 million recorded in the PAB segment, $77

A – 18

million recorded in the Europe segment, $9 million recorded in the AMEA segment and $74 million recorded in corporate unallocated expenses. The Productivity Plan includes actions in every aspect of our business that we believe will strengthen our complementary food, snack and beverage businesses by leveraging new technologies and processes across PepsiCo’s operations, go-to-market and information systems; heightening the focus on best practice sharing across the globe; consolidating manufacturing, warehouse and sales facilities; and implementing simplified organization structures, with wider spans of control and fewer layers of management.

Merger and integration charges

In the 12 weeks ended September 8, 2012, we incurred merger and integration charges of $2 million related to our acquisition of WBD, including $4 million recorded in the Europe segment and income of $2 million recorded in corporate unallocated expenses representing adjustments of previously recorded amounts. In the 36 weeks ended September 8, 2012, we incurred merger and integration charges of $7 million related to our acquisition of WBD, all of which were recorded in the Europe segment. In the 12 weeks ended September 3, 2011, we incurred merger and integration charges of $61 million related to our acquisitions of PBG, PAS and WBD, including $24 million recorded in the PAB segment, $11 million recorded in the Europe segment, $10 million recorded in corporate unallocated expenses and $16 million recorded in interest expense. In the 36 weeks ended September 3, 2011, we incurred merger and integration charges of $174 million related to our acquisitions of PBG, PAS and WBD, including $77 million recorded in the PAB segment, $17 million recorded in the Europe segment, $64 million recorded in corporate unallocated expenses and $16 million recorded in interest expense. These charges also include closing costs and advisory fees related to our acquisition of WBD. In the year ended December 31, 2011, we incurred merger and integration charges of $329 million related to our acquisitions of PBG, PAS and WBD, including $112 million recorded in the PAB segment, $123 million recorded in the Europe segment, $78 million recorded in corporate unallocated expenses and $16 million recorded in interest expense. These charges also included closing costs and advisory fees related to our acquisition of WBD.

Restructuring and other charges related to the transaction with Tingyi

In the 36 weeks ended September 8, 2012 we recorded restructuring and other charges of $137 million related to the transaction with Tingyi.

Inventory fair value adjustments

In the 12 and 36 weeks ended September 3, 2011, we recorded $3 million and $41 million, respectively, of incremental costs in cost of sales related to fair value adjustments to the acquired inventory included in WBD’s balance sheet at the acquisition date and other related hedging contracts included in PBG’s and PAS’s balance sheets at the acquisition date. In the year ended December 31, 2011, we recorded $46 million of incremental costs in cost of sales related to fair value adjustments to the acquired inventory included in WBD’s balance sheet at the acquisition date and hedging contracts included in PBG’s and PAS’s balance sheets at the acquisition date.

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Management operating cash flow (excluding certain items)

Additionally, management operating cash flow (excluding the items noted in the Net Cash Provided by Operating Activities Reconciliation table above) is the primary measure management uses to monitor cash flow performance. This is not a measure defined by GAAP. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities. Additionally, we consider certain other items (included in the Net Cash Provided by Operating Activities Reconciliation table above) in evaluating management operating cash flow which we believe investors should consider in evaluating our management operating cash flow results.

2012 guidance

Our 2012 full-year core constant currency EPS guidance excludes the commodity mark-to-market net impact included in corporate unallocated expenses, restructuring and impairment charges, merger and integration charges, and restructuring and other charges related to the transaction with Tingyi. In addition, our 2012 full-year core constant currency net revenue and EPS guidance exclude the impact of foreign exchange. We are not able to reconcile our full-year projected 2012 core constant currency EPS growth to our full-year projected 2012 results because we are unable to predict the 2012 impact of foreign exchange or the mark-to-market net gains or losses on commodity hedges due to the unpredictability of future changes in foreign exchange rates and commodity prices. In addition, we are unable to reconcile our full-year projected 2012 core constant currency net revenue growth to our full-year projected 2012 reported net revenue growth because we are unable to predict the 2012 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates. Therefore, we are unable to provide a reconciliation of these measures.

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